Exhibit 10.19

FIRST AMENDMENT TO THE OXFORD INDUSTRIES, INC.

DEFERRED COMPENSATION PLAN

AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 1, 2010

WHEREAS, Oxford Industries, Inc. (“Oxford”) sponsors the Oxford Industries, Inc. Deferred Compensation Plan, as amended and restated effective September 1, 2010 (the “Plan”);

WHEREAS, pursuant to Section 9.1 of the Plan, the Board of Directors of Oxford (the “Board”) has the authority to amend the Plan; and

WHEREAS, Oxford desires to amend the Plan to modify the rate of employer matching contributions available under the Plan.

NOW THEREFORE, Oxford, pursuant to the approval of the Board, hereby amends the Plan as follows effective as of January 1, 2011:

1.             Article III.  MATCHING CONTRIBUTIONS, is hereby amended to read as follows:

Unless otherwise determined by the Committee, Oxford shall credit the Account of each Eligible Employee who elects to defer the Minimum Deferral Amount for a Plan Year with a Matching Contribution equal to 4% of his or her Excess Compensation for such Plan Year.

IN WITNESS WHEREOF, the Board has caused this First Amendment to the Plan to be executed on the date set forth below.

OXFORD INDUSTRIES, INC.

By:	/s/ Thomas C. Chubb III
Name:	Thomas C. Chubb III
Title:	President

Date:	November 15, 2010